Exhibit 4.2

TENTH SUPPLEMENTAL INDENTURE

TO

INDENTURE DATED SEPTEMBER 25, 2017

EXPAND ENERGY CORPORATION

Tenth Supplemental Indenture (this “Supplemental Indenture”), dated as of October 28, 2024, among Expand Energy Corporation, an Oklahoma corporation formerly known as Chesapeake Energy Corporation (the “Company”) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Southwestern Energy Company, a Delaware corporation (“Southwestern”) has heretofore executed and delivered to the Trustee a base indenture dated as of September 25, 2017 (the “Base Indenture”), as supplemented by that certain: Fourth Supplemental Indenture dated as of August 27, 2020 (the “Fourth Supplemental Indenture”) (governing the issuance of the 8.375% Senior Notes due 2028 (the “2028 Notes”)), Fifth Supplemental Indenture dated as of December 10, 2020 (adding additional guarantors), Seventh Supplemental Indenture dated as of September 10, 2021 (adding an additional guarantor), Eighth Supplemental Indenture dated as of January 4, 2022 (adding an additional guarantor) and Ninth Supplemental Indenture dated as of October 1, 2024 (adding additional guarantors and evidencing the succession of the Company as issuer under the Indenture) (the Base Indenture as supplemented by the foregoing supplemental indentures, the “Indenture”);

WHEREAS, on October 1, 2024, in connection with the merger of Southwestern with and into the Company, with the Company continuing as the surviving entity, each subsidiary guarantor set forth on Exhibit A hereto (collectively, the “Released Guarantors”) became party to (or continued as an obligor with respect to):

(i)	the Indenture,

(ii)	the Indenture, dated as of January 23, 2015 by and between Southwestern (as original issuer) and U.S. Bank Trust Company, National Association (as suucessor in interest to U.S. Bank National Association) as trustee, governing the issuance of the 4.950% Senior Notes due 2025 (as supplemented, the “2025 Southwestern Indenture”),

(iii)	the Indenture, dated as of August 30, 2021 between the Company (as successor in interest to Southwestern) and Regions Bank as trustee, governing the issuance of the 5.375% Senior Notes due 2029, the 5.375% Senior Notes due 2030 and the 4.750% Senior Notes due 2032 (as supplemented, the “2029 Southwestern Indenture”),

(iv)	the Indenture, dated as of April 7, 2021 among Company (as successor in interest to Vine Energy Holdings LLC, a Delaware limited liability company), the guarantors named therein and Wilmington Trust, National Association, a national banking association, as trustee, governing the issuance of the 6.750% Senior Notes due 2029 (as supplemented, the “2029 Vine Indenture),” and

(v)	the Indenture, dated as of February 5, 2021 between the Company (as successor in interest to Chesapeake Escrow Issuer LLC) and Deutsche Bank Trust Company Americas as trustee, governing the issuance of the 5.500% Senior Notes due 2026 and the 5.875% Senior Notes due 2029 (as supplemented, the “2029 Chesapeake Indenture,” together with the Indenture, the 2025 Southwestern Indenture, the 2029 Southwestern Indenture and the 2029 Vine Indenture, the “Expand Indentures”),

guaranteeing all of the Company’s obligations and duties under each of the Expand Indentures (the “Security Guarantees”).

WHEREAS, Section 7.02 of the Fourth Supplemental Indenture provides that under certain circumstances each of the Released Guarantors will be released of any obligations under its Security Guarantee (as defined in the Fourth Supplemental Indenture), including upon delivery of written notice to the Trustee of the release of all guarantees or other obligations of such Released Guarantor under the Credit Agreement (as defined in the Fourth Supplemental Indenture) or any future credit facility or term loan or other indebtedness;

WHEREAS, concurrently with the effectiveness of this Supplemental Indenture, each of the Released Guarantors is released from all guarantees and obligations the under the Credit Agreement, dated as of December 9, 2022, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto and any other persons from time to time party thereto;

WHEREAS, concurrently with the effectiveness of this Supplemental Indenture, each of the Released Guarantors is released from all guarantees and obligations under the 2025 Southwestern Indenture, the 2029 Southwestern Indenture, the 2029 Vine Indenture and the 2029 Chesapeake Indenture;

WHEREAS, pursuant to Section 10.06 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Company has been duly authorized to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)            Release of Certain Guarantors. Pursuant to Section 7.02 of the Fourth Supplemental Indenture, each of the Released Guarantors is hereby released and relieved of any obligations under its Security Guarantee with respect to the Indenture.

(3)            No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling Person, as such, of the Company or any Guaranteeing Subsidiary shall not have any liability for any obligations of the Company under the 2028 Notes, the Indenture, this Supplemental Indenture or any Security Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the 2028 Notes.

(4)            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5)            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (by ‘.pdf’ or other format) transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronically (by ‘.pdf’ or other format) shall be deemed to be their original signatures for all purposes.

(6)            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

All of the provisions contained in the Indenture in respect of the duties, rights, privileges, immunities, powers and obligations of the Trustee set forth in the Indenture, as heretofore amended and supplemented, shall be applicable in respect of the 2028 Notes and this Supplemental Indenture.

(8)            Successors. All agreements of the Company in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(9)            Adoption, Ratification and Confirmation. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

EXPAND ENERGY CORPORATION,
as Issuer and Obligor

By:	/s/ Mohit Singh
	Name:	Mohit Singh
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Tenth Supplemental Indenture]

TRUSTEE:

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee

By:	/s/ Brian T. Jensen
	Name:	Brian T. Jensen
	Title:	Vice President

[Signature page to Tenth Supplemental Indenture]

EXHIBIT A

BRIX FEDERAL LEASING CORPORATION

CHESAPEAKE NG VENTURES CORPORATION

WINTER MOON ENERGY CORPORATION

CHESAPEAKE AEZ EXPLORATION, L.L.C.

CHESAPEAKE APPALACHIA, L.L.C.

CHESAPEAKE E&P HOLDING, L.L.C.

CHESAPEAKE ENERGY LOUISIANA, LLC

CHESAPEAKE ENERGY MARKETING, L.L.C.

CHESAPEAKE EXPLORATION, L.L.C.

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.

CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.

CHESAPEAKE PLAINS, LLC

CHESAPEAKE ROYALTY, L.L.C.

CHESAPEAKE VRT, L.L.C.

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.

COMPASS MANUFACTURING, L.L.C.

EMPRESS, L.L.C.

GSF, L.L.C.

MC LOUISIANA MINERALS, L.L.C.

MC MINERAL COMPANY, L.L.C.

CHESAPEAKE OPERATING, L.L.C.

VINE OIL & GAS PARENT GP LLC

CHESAPEAKE LOUISIANA, L.P.

EMLP, L.L.C.

EMPRESS LOUISIANA PROPERTIES, L.P.

BRIX OPERATING LLC

BRIX OIL & GAS HOLDINGS LP

CHK UTICA, L.L.C.

CYPRESS EXPLORATION & DEVELOPMENT LLC

CYPRESS E&D HOLDINGS, LP

CYPRESS OIL & GAS LLC

RIVIERA 2000 PA, LLC

TWIN HILLS MARCELLUS, LLC

VINE MANAGEMENT SERVICES LLC

VINE MINERALS LLC

CHESAPEAKE MINERALS LLC

VINE ENERGY OPERATING LP

VINE OIL & GAS PARENT LP

VINE OIL & GAS GP LLC

BRIX OIL & GAS HOLDINGS GP LLC

A.W. REALTY COMPANY, LLC

ANGELINA GATHERING COMPANY, L.L.C.

SWN DRILLING COMPANY, LLC

SWN E & P SERVICES, LLC

SWN ENERGY SERVICES COMPANY, LLC

SWN INTERNATIONAL, LLC

SWN MIDSTREAM SERVICES COMPANY, LLC

SWN PRODUCTION COMPANY, LLC

SWN PRODUCTION (LOUISIANA), LLC

SWN WATER RESOURCES COMPANY, LLC

SWN WELL SERVICES, LLC